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                                                              Exhibit 10.11

Appendix A

                               CSX CORPORATION

              1987 Long-Term Performance Stock Plan as Amended
                          and Restated May 3, 1994

1.       Purpose

         The purpose of the CSX Corporation Long-Term Performance Stock Plan is to attract and retain outstanding individuals as officers and key employees of CSX Corporation and its subsidiaries, to furnish motivation for the achievement of long-term performance objectives by providing such persons opportunities to acquire ownership of common shares of the Company, monetary payments based on the value of such shares or the financial performance of the Company, or both, on terms as herein provided. It is intended that the Incentives provided under this Plan will be treated as qualified performance-based compensation within the meaning of section 162(m) of the Code.

2.       Definitions

         Whenever the following words are capitalized and used in the Plan, they shall have the respective meanings set forth below, unless a different meaning is expressly provided. Unless the context clearly indicates to the contrary, in reading this document the singular shall include the plural and the masculine shall include the feminine.

         a. Beneficiary: The term Beneficiary shall mean the person designated by the Participant, on a form provided by the Company, to exercise the Participant's rights in accordance with section 14 of the Plan in the event of his death.

         b. Board of Directors: The term Board of Directors or Board means the Board of Directors of CSX Corporation.

         c. Cause: The term Cause means (i) an act or acts of personal dishonesty of a Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its subsidiaries, (ii) violation of the management responsibilities by the Participant which is demonstrably willful and deliberate on the Participant's part and which is not remedied in a reasonable period of time after receipt of written notice from the Company or a subsidiary, or (iii) the conviction of the Participant of a felony involving moral turpitude.

         d. Change in Control: The term Change in Control is defined in section 19.

         e. Code: The term Code means the Internal Revenue Code of 1986, as amended.

         f. Committee: The term Committee means a committee appointed from time to time by the Board of Directors to administer the Plan.
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         g. Company: The term Company means CSX Corporation and/or its subsidiary companies.

         h. Completed Month: The term Completed Month shall mean a period beginning on the monthly anniversary date of a grant of an Incentive and ending on the day before the next monthly anniversary.

         i. Covered Employee: The term Covered Employee shall mean the chief executive officer of the Company or any other individual who is among the four
(4) highest compensated officers or who is otherwise a covered employee within the meaning of section 162(m) of the Code, as determined by the Committee.

         j. Disability: The term Disability means long-term disability as determined under the Company's Salary Continuance and Long-Term Disability Plan.

         k. Exchange Act: The term Exchange Act means the Securities Exchange Act of 1934, as amended.

         l. Exercisability Requirements: The term Exercisability Requirements used with respect to any grant of options means such restrictions or conditions on the exercise of such options that the Committee may, in its discretion, add to the one-year holding requirement contained in Sections 7 and 8.

         m. Fair Market Value: The term Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices of the stock per share as reported under New York Stock Exchange-Composite Transactions on the day of reference to any event to which the term is pertinent, or, if there is no sale that day, on the last previous day on which any such sale occurred.

         n. Incentive: The term Incentive means any incentive under the Plan described in section 6.

         o. Objective Standard: The term Objective Standard means a formula or standard by which a third party, having knowledge of the relevant performance results, could calculate the amount to be paid to a Participant. Such formula or standard shall specify the individual employees or class of employees to which it applies, and shall preclude discretion to increase the amount payable that would otherwise be due upon attainment of the objective.

         p. Participant: The term Participant means an individual designated by the Committee as a Participant pursuant to section 5.

         q. Performance Objective: The term Performance Objective shall mean a performance objective established in writing by the Committee prior to the commencement of the Performance Period to which the performance objective relates and at a time when the outcome of such objective is substantially uncertain. Each Performance Objective shall be established in such a way that a third party having knowledge of the relevant facts could determine whether the objective is met. A Performance Objective may be based on one or more business criteria that apply to the individual Participant, a business unit or the Company as a whole, and shall state, in terms of an Objective Standard, the method of computing the amount payable to the Participant if the

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Performance Objective is attained. With respect to Incentives granted to
Covered Employees, the material terms of the Performance Objective shall be disclosed to, and must be subsequently approved by, a vote of the shareholders of the Company, consistent with the requirements of section 162(m) of the Code and the regulations thereunder. The Performance Objectives are disclosed in Addendum I.

         r. Performance Period: The term Performance Period means a fixed period of time, established by the Committee, during which a Participant performs service for the Company and during which Performance Objectives may be achieved.

         s. Plan: The term Plan means this CSX Corporation 1987 Long-Term Performance Stock Plan as amended or restated from time to time.

         t. Retirement: The term Retirement means termination of employment with immediate commencement of retirement benefits under the Company's defined benefit pension plan.

         u. Separation From Employment: The term Separation From Employment means an employee's separation from employment with the Company as a result of Retirement, death, Disability, or termination of employment (voluntarily or involuntarily). A Participant in receipt of periodic severance payments shall be considered separated from employment on the day preceding the day such severance payments commenced.

3.       Number of Shares

         Subject to the provisions of section 16 of this Plan, the maximum number of shares which may be issued pursuant to the Incentives shall be 16,000,000 shares of the Company's common stock, par value $1.00 per share. Such shares shall be authorized and unissued shares of the Company's common stock. Subject to the provisions of section 16, if any Incentive granted under the Plan shall terminate or expire for any reason without having been exercised in full, the unissued shares subject thereto shall again be available for the purposes of the Plan. Similarly, shares which have been issued, but which the Company retains or which the Participant tenders to the Company in satisfaction of income and payroll tax withholding obligations or in satisfaction of the exercise price of any option shall remain authorized and shall again be available for the purposes of the Plan, provided, however, that any such previously issued shares shall not be the subject of any grant under the Plan to any officer of the Company who, at the time of such grant, is subject to the short-swing trading provisions of section 16 of the Exchange Act.

4.       Administration

         The Plan shall be administered by the Committee. The Committee shall consist of three or more members of the Board of Directors. No member of the Committee shall be eligible to receive any Incentives under the Plan while a member of the Committee. A majority of the Committee shall constitute a quorum. The Committee shall recommend to the Board individuals to receive Incentives, including the type and amount thereof, unless the Board shall have delegated to the Committee the authority and power to select persons to whom

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Incentives may be granted, to establish the type and amount thereof, and to make such grants.

         Subject to the express provisions of the Plan, the Committee shall have authority to construe any agreements entered into with any person in respect of any Incentive or Incentives, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of any such agreements and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement under the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expedience. Any determination of the Committee under the Plan may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members. The determinations of the Committee on the matters referred to in this section 4 shall be conclusive.

5.       Eligibility and Participation

         Incentives may be granted only to officers and key employees of the Company and of its subsidiaries at the time of such grant as the Committee in its sole discretion may designate from time to time to receive an Incentive or Incentives. An officer or key employee who is so designated shall become a Participant. A director of the Company or of a subsidiary who is not also an officer or employee of the Company or of such subsidiary will not be eligible to receive an Incentive.

         The Committee's designation of an individual to receive an Incentive at any time shall not require the Committee to designate such person to receive an Incentive at any other time. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Incentives, including without limitation
(a) the financial condition of the Company, (b) anticipated financial results for the current or future years, including return on invested capital, (c) the contribution by the Participant to the profitability and development of the Company through achievement of established strategic objectives, and (d) other compensation provided to Participants.

6.       Incentives

         Incentives may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Stock Appreciation Rights; (d) Performance Shares; (e) Performance Units; and (f) Restricted Stock, all as described below and pursuant to the terms set forth in sections 7-11 hereof. With respect to Items (a)-(c), the maximum number of shares of common stock of the Company with respect to which these Incentives may be granted any Plan Year to any Participant will be 750,000. With respect to Items (d)-(f), the maximum number of shares of common stock of the Company with respect to which these Incentives may be granted during any Plan Year to any Participant will be 150,000.





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7.       Incentive Stock Options

         Incentive Stock Options (ISOs) will consist of options to purchase shares of the Company's common stock at purchase prices not less than 100 percent of the Fair Market Value of such common stock on the date of grant. ISOs will be exercisable upon the date or dates specified in an option agreement entered into with a Participant but not earlier than one year after the date of grant of the options and not later than 10 years after the date of grant of the options; provided, however, that whether or not the one-year holding requirement is satisfied, any Exercisability Requirements must be satisfied. For options granted after December 31, 1986, the aggregate Fair Market Value, determined at the date of grant, of shares for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         Notwithstanding the provisions of section 5 of this Plan, no individual will be eligible for or granted an ISO if that individual owns stock of the Company possessing more than 10 percent of the total combined voting power of all classes of the stock of the Company or its subsidiaries.

         Any Participant who is an option holder may exercise his option to purchase stock in whole or in part upon the date or dates specified in the option agreement offered to him. In no case may an option be exercised for a fraction of a share. Except as set forth in this section 7 and in sections 12 through 15, no option holder may exercise an option unless at the time of exercise he has been in the continuous employ of the Company or one of its subsidiaries since the grant of such option. An option holder under this Plan shall have no rights as a shareholder with respect to any shares subject to such option until such shares have been issued.

         For purposes of this section 7, written notice of exercise must be received by the Corporate Secretary of the Company not less than one year nor more than 10 years after the option is granted. Such notice must state the number of shares being exercised and must be accompanied by payment of the full purchase price of such shares. Payment for the shares for which an option is exercised may be made by (1) a personal check or money order payable to CSX Corporation; (2) a tender by the employee (in accordance with procedures established by the Company) of shares of the Company's common stock having a Fair Market Value on the date of tender equaling the purchase price of the shares for which the option is being exercised; or (3) any combination of (1) and (2).

8.       Non-Qualified Stock Options

         Non-Qualified Stock Options (NQSOs) will consist of options to purchase shares of the Company's common stock at purchase prices not less than 100 percent of the Fair Market Value of such common stock on the date of grant. NQSOs will be exercisable upon the date or dates specified in an option agreement entered into with a Participant but not earlier than one year after the date of grant of the options and not later than 10 years after the date of grant of the options; provided, however, that whether or not the one-year holding requirement is satisfied, any Exercisability Requirements must be satisfied.


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         Any Participant may exercise an option to purchase stock upon the date or dates specified in the option agreement offered to him. In no case may an option be exercised for a fraction of a share. Except as set forth in this section 8 and in sections 12 through 15, no option holder may exercise an option unless at the time of exercise he has been in the continuous employ of the Company or one of its subsidiaries since the grant of his option. An option holder under this Plan shall have no rights as a shareholder with respect to any shares subject to such option until such shares have been issued.

         For purposes of this section 8, written notice of exercise must be received by the Corporate Secretary of the Company, not less than one year nor more than 10 years after the option is granted. Such notice must state the number of shares being exercised and must be accompanied by payment of the full purchase price of such shares. Payment for the shares for which an option is exercised may be made by (1) a personal check or money order payable to CSX Corporation; (2) a tender by the employee (in accordance with procedures established by the Company) of shares of the Company's common stock having a Fair Market Value on the date of tender equaling the purchase price of the shares for which the option is being exercised; (3) the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company either sale proceeds of shares sold to pay the purchase price or the amount loaned by the broker to pay the purchase price; or (4) any combination of (1), (2) and (3).

9.       Stock Appreciation Rights

         Any option granted under the Plan may include a stock appreciation right (SAR) by which the participant may surrender to the Company all or a portion of the option to the extent exercisable at the time of surrender and receive in exchange a payment equal to the excess of the Fair Market Value of the shares covered by the option portion surrendered over the aggregate option price of such shares. Such payment shall be made in shares of Company common stock, in cash, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine, but in no event shall the number of shares of common stock delivered upon a surrender exceed the number the option holder could then purchase upon exercise of the option. Such rights may be granted by the Committee concurrently with the option or thereafter by amendment upon such terms and conditions as the Committee may determine.

         The Committee may also grant, in addition to, or in lieu of options to purchase stock, SARs which will entitle the Participant to receive a payment upon surrender of that right, or portion of that right in accordance with the provisions of the Plan equaling the difference between the Fair Market Value of a stated number of shares of Company common stock on the date of the grant and the Fair Market Value of a comparable number of shares of Company common stock on the day of surrender, adjusted for stock dividends declared between the time of the grant of the SAR and its surrender. The Committee shall have the right to limit the amount of appreciation with respect to any or all of the SARs granted. Payment made upon the exercise of the SARs may be in cash or shares of Company common stock, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine.



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         For purposes of this section 9, written notice must be received by the Corporate Secretary of the Company between the beginning of the second year and the end of the tenth year after the SAR is granted. Such notice must state the number of SARs being surrendered and the method of settlement desired within the guidelines established from time to time by the Committee. The SAR holder will receive settlement based on the Fair Market Value on the day the written request is received by the Corporate Secretary of the Company.

         In certain situations as determined by the Committee, for purposes of this section 9, written notice must be received by the Corporate Secretary of the Company between the third and twelfth business days after the public release of the Company's Quarterly Earnings Report, or between such other, different period as may hereinafter be established by the Securities and Exchange Commission. For such settlements, a Participant subject to a restricted exercise period shall receive settlement based on the highest Fair Market Value during the period described in the foregoing sentence.

         The Committee may not grant an SAR or other rights under this section 9 in connection with an incentive stock option if such grant would cause the option or the Plan not to qualify under section 422A of the Code or if it is prohibited by such section or Treasury regulations issued thereunder. Any grant of an SAR or other rights which would disqualify either the option as an ISO or the Plan, or which is prohibited by section 422A of the Code or Treasury regulations issued thereunder, is and will be considered as void and vesting no rights in the grantee. It is a condition for eligibility for the benefits of the option and of the Plan that the Participant agree that in the event an SAR or other right granted should be determined to be void as provided by the foregoing, the Participant has no right or cause of action against the Company.

10.      Performance Unit Awards and Performance Share Awards.

         The Committee may grant Performance Unit Awards (PUAs) and Performance Share Awards (PSAs) under which payment shall be made in shares of the Company's common stock, in cash, or partly in shares and partly in cash, as the Committee in its sole discretion shall determine. The Committee shall establish in writing and communicate to Participants at the time of grant of each PUA or PSA, Performance Objectives to be achieved during the Performance Period. Awards of PUAs and PSAs may be determined by the average level of attainment of Performance Objectives over multiple Performance periods.

         Prior to the payment of PUAs and PSAs, the Committee shall determine the extent to which Performance Objectives have been attained during the Performance Period or Performance Periods in order to determine the level of payment to be made, if any, and shall record such results in the minutes of the meeting of the Committee. In no instance will payment be made if the Performance Objectives are not attained.

         Payment, if any, shall be made in a lump sum or in installments, in cash or shares of Company common stock, as determined by the Committee, commencing as promptly as feasible following the end of the Performance Period, except that (a) payments to be made in cash may be deferred subject to such terms and conditions as may be prescribed by the Committee, and (b) payments to be made in Company common stock may be deferred pursuant to an

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election filed on forms prescribed and provided by and filed with the
Committee. A Participant may elect annually to defer to a date certain, or the occurrence of an event, as provided in the form, the receipt of all or any part of shares of Company common stock he may subsequently become entitled to receive. On forms provided by and filed with the Committee, the Participant shall also specify whether, when the deferral period expires or the restrictions specified below lapse, payment will be in a lump sum or installments over a period not exceeding twenty years. The Committee shall prescribe the time periods during which the election must be filed in order to be effective. Elections to defer are irrevocable. Changes to the date of payment, the period over which payments are to be made and the method of payment are subject to substantial penalties. Shares of Company common stock with respect to which a Participant has made an effective election shall be transferred to a trust and shall remain subject to the claims of the Company's creditors and restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), except that such shares shall be distributed to Participants and such restrictions shall lapse upon:

         a. the death of the Participant;

         b. the Disability of the Participant

         c. the Participant's termination of employment with the Company or a subsidiary of the Company, subject to the Participant's deferral election; or

         d. a Change in Control.

11. Restricted Stock

            A Restricted Stock Award (RSA) shall entitle the Participant, subject to his continued employment during the restriction period determined by the Committee and his complete satisfaction of any other conditions, restrictions and limitations imposed in accordance with the Plan, to the unconditional ownership of the shares of the Company's common stock covered by the grant without payment therefor.

         The Committee may grant RSAs at any time or from time to time to a Participant selected by the Committee in its sole discretion. The Committee shall establish at the time of grant of each RSA a Performance Period and Performance Objectives to be achieved during the Performance Period.

         At the time of grant, the Performance Period and Performance Objectives shall be set forth either in agreements or in guidelines communicated to the Participant in such form consistent with this Plan as the Committee shall approve from time to time.

         Following the conclusion of each Performance Period and prior to payment, the Committee shall determine the extent to which Performance Objectives have been attained or a degree of achievement between maximum and minimum Performance Objectives during the Performance Period in order to determine the level of payment to be made, if any, and shall record such results in the minutes of the meeting of the Committee. In no instance will payment be made if the Performance Objectives are not attained.

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         PAGE 9

         At the time that an RSA is granted, the Committee shall establish in the written agreement a restriction period applicable to all shares covered by such grant. Subject to the provisions of the next following paragraph, the Participant shall have all of the rights of a stockholder of record with respect to the shares covered by the grant to receive dividends or other distributions in respect of such shares (provided, however, that any shares of stock of the Company distributed with respect to such shares shall be subject to all of the restrictions applicable to such shares) and to vote such shares on all matters submitted to the stockholders of the Company, but such shares shall not be sold, exchanged, pledged, hypothecated or otherwise disposed of at any time prior to the expiration of the restriction period, including by operation of law, and any purported disposition, including by operation of law, shall result in automatic forfeiture of any such shares.

         Except as hereinafter provided, if, during the restriction period applicable to such grant, a Separation From Employment of a Participant occurs for any reason other than death, Disability or Retirement, all shares covered by such grant shall be forfeited to the Company automatically. If the Participant's Separation From Employment is because of Retirement or death, or in the event of Disability, the Participant or his successor in interest shall be entitled to unconditional ownership of a fraction of the total number of shares covered by such grant of which the numerator is the number of whole calendar months in the period commencing with the first whole calendar month following the date of grant and ending with the whole calendar month including the date of death, Disability or Retirement, and of which the denominator is the number of whole calendar months in the applicable restriction period. Any fractional shares shall be disregarded.

         The Committee may, at the time of granting any RSA, impose such other conditions, restrictions or limitations upon the rights of the Participants during the restriction period or upon the Participant's right to acquire unconditional ownership of shares as the Committee may, in its discretion, determine and set forth in the written agreement.

         At the time of grant of an RSA, the Company shall cause to be issued and registered in the name of the Participant a stock certificate representing the full number of shares covered thereby, which certificate shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such grant, and the grantee shall execute and deliver to the Company a stock power endorsed in blank covering such shares. Such stock certificate and stock power shall be held by the Company or its designee until the expiration of the restriction period, at which time the same shall be delivered to the Participant or his designee if all of the conditions and restrictions of the grant have been satisfied, or until the forfeiture of such shares, at which time the same shall be cancelled and the shares shall be returned to the status of unissued shares.

12.  Separation From Employment

         If the Participant's Separation From Employment is because of Disability or death, the right of the Participant or his successor in interest to exercise an ISO, NQSO or SAR shall terminate not later than five years after the date of such Disability or death, but in no event later than 10 years from the date of grant; provided, however, that if such Participant is

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eligible to retire with the ability to immediately begin receiving retirement benefits under the Company's pension plan, his or his successor in interest's right to exercise any ISOs, NQSOs or SARs shall be determined as if his Separation From Employment was because of Retirement.

         If the Participant's Separation From Employment is because of his Retirement, the right of the Participant or his successor in interest to exercise an ISO, NQSO or SAR shall terminate not later than 10 years from the date of grant.

         Unless the Committee deems it necessary in individual cases (except with respect to Covered Employees) to extend a Participant's exercise period, if a Participant's Separation From Employment is for any reason other than Retirement, Disability or death, the right of the Participant to exercise an ISO, NQSO or SAR shall terminate not later than one year from the date of Separation From Employment, but in no event later than 10 years after the date of grant.

         At the time of his Separation From Employment for any reason other than Cause, a Participant shall vest in a portion of any Incentives granted under sections 7 (ISOs), 8 (NQSOs) or 9 (SARs) that he has held for less than one year from the date of the grant. The portion of such Incentives in which the Participants shall vest shall be determined by multiplying all shares subject to such incentives by a fraction, the numerator of which shall be the number of Completed Months of employment following the date of grant and the denominator of which shall be twelve.

         A Participant who vests in any Incentives under the preceding paragraph may not exercise such Incentives prior to the satisfaction of the one-year holding requirement and the Exercisability Requirements pertaining to such Incentives. Any Incentives vested under the preceding paragraph must be exercised within one year from the date of the Participant's Separation From Employment.

         As to PUAs or PSAs, in the event of a Participant's Separation From Employment by Retirement, Disability or death prior to the end of the applicable Performance Period, payment, if any, to the extent earned under the applicable Performance Objectives and awarded by the Committee, shall be payable at the end of the Performance Period in proportion to the active service of the Participant during the Performance Period, as determined by the Committee. If the Separation From Employment is for any other reason, the Participant's participation in Section 10 of the Plan shall immediately terminate, his agreement shall become void and the PUA or PSA shall be cancelled.

13.      Incentives Non-assignable and Non-transferable

         Any Incentive granted under this Plan shall be non-assignable and non-transferable other than as provided in section 14 and shall be exercisable (including any action of surrender and exercise of rights under section 9) during the Participant's lifetime only by the Participant who is the holder of the Incentive or his guardian or legal representative.



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         PAGE 11

14.      Death of Option Holder

         In the event of the death of a Participant who is an Incentive holder under the Plan while employed by the Company or one of its subsidiaries or prior to exercise of all rights under an Incentive, the Incentive theretofore granted may be exercised (including any action of surrender and exercise of rights under section 9) by the Participant's Beneficiary or, if no Beneficiary is designated, by the executor or executrix of the Participant's estate or by the person or persons to whom rights under the Incentive shall pass by will or the laws of descent and distribution in accordance with the provisions of the Plan and of the option and to the same extent as though the Participant were then living.

15.      No Right to Continued Employment

         Notwithstanding any other provisions of this Plan to the contrary, it is a condition for eligibility for any benefit or right under this Plan that each individual agrees that his or her designation as a Participant and any grant made under the Plan may be rescinded and determined to be void and forfeited entirely in the absolute and sole discretion of the Committee in the event that such individual is discharged for Cause.

         Incentives granted under the Plan shall not be affected by any change of employment so long as the Incentive holder has not suffered a Separation From Employment. A leave of absence granted by the Company or one of its subsidiaries shall not constitute Separation From Employment unless so determined by the Committee. Nothing in the Plan or in any Incentive granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or one of its subsidiaries or interfere in any way with the right of the Company or such subsidiary to terminate employment at any time.

16. Adjustment of Shares

         In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Company's common stock prior to exercise of any Incentive granted under this Plan, the Incentives, to the extent not exercised, shall entitle the Participant who is the holder to such number and kind of securities as he would have been entitled to had he actually owned the stock subject to the Incentives at the time of the occurrence of such change. If any such event should occur, prior to exercise of an Incentive granted hereunder, which shall increase or decrease the amount of common stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the Incentive holder should be permitted to acquire, such adjustment as the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of the Plan.

         Incentives may also be granted having terms and provisions which vary from those specified in the Plan provided that any Incentives granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, then existing Incentives granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or

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by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary corporation is a party.

17.  Loans to Option Holders

         The Committee may adopt programs and procedures pursuant to which the Company may lend money to any Participant who is an Incentive holder for the purpose of assisting the Participant to acquire or carry shares of common stock issued upon the exercise of Incentives granted under the Plan.

18.  Termination and Amendment of Plan

         Unless the Plan shall have been previously terminated as hereinafter provided, the Plan shall terminate on May 2, 1999, and no Incentives under it shall be granted thereafter. The Board of Directors, without further approval of the Company's shareholders, may at any time prior to that date terminate the Plan, and thereafter no further Incentives may be granted under the Plan. However, Incentives previously granted thereunder may continue to be exercised in accordance with the terms thereof.

         The Board of Directors, without further approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would: (i) increase (except in accordance with section 16) the maximum number of shares for which Incentives may be granted under the Plan; (ii) reduce (except in accordance with section
16) the Incentive price below the Fair Market Value of the Company's common stock on the date of grant of the Incentive; (iii) extend the term of the Plan beyond May 2, 1999; (iv) change the standards of eligibility prescribed by section 5; or (v) increase the maximum awards identified in Sections 7, 8, 9, 10 and 11.

         No termination or amendment of the Plan may, without the consent of a Participant who is a holder of an Incentive then existing, terminate his or her Incentive or materially and adversely affect his or her rights under the Incentive.

19.  Change in Control

         a. Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a Change in Control as set forth in subsection b., below:
(i) all stock options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable; (ii) all SARs which have been outstanding for at least six months shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable: (iii) all terms and conditions of RSAs then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iv) all PUAs and PSAs then outstanding shall be deemed to have been fully earned and to be immediately payable in cash as of the date of the Change in Control.




                                   - 12 -



         PAGE 13

         b. A Change in Control shall be deemed to have occurred on the earliest of the following dates: (i) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

         (ii) Individuals who, as of this date hereof, constitute the Board (as of the date hereof the Incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act); or

         (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.







                                   - 13 -



         PAGE 14

20.  Compliance with Regulatory Authorities

         Any shares purchased or distributed pursuant to any Incentives granted under this Plan must be held for investment and not with a view to the distribution or resale thereof. Each person who shall exercise an Incentive granted under this Plan may be required to give satisfactory assurances to such effect to the Company as a condition to the issuance to him or to her of shares pursuant to such exercise; provided, however, that the Company may waive such condition if it shall determine that such resale or distribution may be otherwise lawfully made without registration under the Securities Act of 1933, or if satisfactory arrangements for such registration are made. Each Incentive granted under this Plan is further subject to the condition that if at any time the Board shall in its sole discretion determine that the listing, registration or qualification of the shares covered by such Incentive upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Incentives or the purchase or transfer of shares thereunder, the delivery of any or all shares of stock pursuant to exercise of the Incentive may be withheld unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

21.  Withholding Tax

         Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, a Participant shall remit to the Company an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability prior to the delivery of any certificate or certificates for such shares. Alternatively, in the sole discretion of the Company, to the extent permitted by applicable laws including regulations promulgated under the Exchange Act, such federal, state or local income and payroll tax withholding liability may be satisfied prior to the delivery of any certificate or certificates for the shares by an adjustment, equal in value to such liability, in the number of shares to be transferred to the Participant. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability.

22.  Non-Uniform Determinations

         Determinations by the Committee under the Plan, including, without limitation, determinations of the persons to receive Incentives and the form, amount and timing of such Incentives, and the terms and provisions of such Incentives and the agreements evidencing the same need not be uniform, and may be made by the Committee selectively among persons who receive, or are eligible to receive, Incentives under the Plan, whether or not such persons are similarly situated.

         Without amending the Plan, Incentives may be granted to eligible employees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan.
                                   - 14 -



         PAGE 15


Addendum I

         The Performance Objectives for any Performance Period shall be based on one or more of the following measures, as determined by the Committee in writing prior to the beginning of the Performance Period:

1. The achievement by the Company or business unit of specific levels of Return on Invested Capital ("ROIC"). ROIC for the Company or business unit means its results of operations divided by its capital.

2.       The generation by the Company or business unit of free cash flow.

3. The creation by the Company or business unit of specific levels of Economic Value Added ("EVA"). EVA for the Company or business unit means its ROIC less its cost of capital multiplied by its capital.





































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